Exhibit 24.1

POWER OF ATTORNEY

The undersigned, Bluerock Al 500 Acquisition Corp. (the “Company”) hereby makes, constitutes and appoints each of Elliott Smith, Sarah Ross, Jordan Leon, Rebekkah Emerson, and Susan Tookey, or either of them acting singly, and with full power of substitution, re-substitution and delegation, the Company’s true and lawful attorney-in-fact (each of such persons and their substitutes and delegees being referred to herein as the “Attorney-in-Fact”), with full power to act for the Company and in the Company’s name, place and stead, to:

1.	Take such actions as may be necessary or appropriate to enable the Company to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the Company in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form lD, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the Company to make filings and submissions utilizing the EDGAR system;

2.	Submit and file a Form ID with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under Section 3 below;

3.	Act as an account administrator for the Company’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the Company’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the Company’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the Company’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

4.	Cause the Company to accept a delegation of authority from any of the Company’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the Company’s EDGAR account; and

The Company hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the Company might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney. The Company acknowledges that the forgoing Attorney-in-Fact, in serving in such capacity at the request of the Company, is not assuming any of the Company’s responsibilities to comply with the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the Company is no longer required to file the Form ID, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed as of July 2025.

BLUEROCK Al 500 ACQUISITION CORP.

By:	/s/ Jason Emala
Name:	Jason Emala
Title:	General Counsel

NOTARIZATION

State of New York

County of New York

This Power of Attorney was acknowledged before me on July 30, 2025 by Samantha Pittel.

Notary Signature

[Notary Seal]